Exhibit 31.1

Certification of Chief Executive Officer

I, James Monroe III, certify that:

1.	I have reviewed this annual report on Form 10-Q/A of Globalstar, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 9, 2013	/s/ James Monroe III
(Principal Executive and Financial Officer)